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                                                                    EXHIBIT 4.2




                         REGISTRATION RIGHTS AGREEMENT

                          Dated as of August 17, 1993

                                  by and among

                             THE HANOVER COMPANIES,

                          THE HORN & HARDART COMPANY,

                                      and

                     SUN LIFE INSURANCE COMPANY OF AMERICA

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                      This Registration Rights Agreement (the "Agreement") is
     made and entered into as of August 17, 1993, by and among THE HANOVER COMPANIES, a Nevada corporation (the "Company"), THE HORN & HARDART COMPANY, a Nevada corporation (the "Guarantor"), and SUN LIFE INSURANCE COMPANY OF AMERICA (the "Purchaser").

                      This Agreement is made pursuant to the Purchase Agreement, dated as of August 17, 1993, among the Company, the Guarantor, certain subsidiaries of the Company and the Purchaser (the "Purchase Agreement"). In order to induce the Purchaser to enter into the Purchase Agreement, the Company and the Guarantor have agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the Closing under the Purchase Agreement.

                      The parties hereby agree as follows:

     1.       Definitions

                      As used in this Agreement, the following capitalized terms shall have the following meanings:

                      Agent: Any Person authorized to act and who acts on behalf of the Purchaser or any holder of Registrable Securities with respect to the transactions contemplated by this Agreement, the Indenture (as hereinafter defined), the Purchase Agreement or the Collateral Documentation.

                      Company: The Person named as such above, its successors and assigns, including without limitation pursuant to the Reorganization.

                      Completion Date:  See Section 3.

                      Consummate: The term "Consummate" a Registered Exchange Offer hereunder shall mean (a) the filing of and causing to become effective under the Securities Act of a Registration Statement covering the Registered Exchanged Offer, (b) the maintenance of such Registration Statement continuously effective for a period of not less than the period required under applicable Federal and state securities laws (provided that in no event shall such Registered Exchange Offer remain open and the Registration Statement relating thereto remain continuously effective, in each case, for less than 20 business days), and (c) the delivery by the Company to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes tendered by holders pursuant to a Registered Exchange Offer.

                      Consummation Date:  See Section 3.





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                      Effectiveness Date:  See Section 3.

                      Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

                      Guarantor: The Person named as such above, its successors and assigns, including without limitation pursuant to the Reorganization.

                      Guaranty: The unconditional guaranty of the Guarantor endorsed on each of the Notes.

                      Indemnified Holder:  See Section 9(a).

                      Indenture: The Indenture dated as of August 17, 1993 among the Company, the Guarantor, certain subsidiaries of the Company and First Trust National Association, as Trustee.

                      NASD:  National Association of Securities Dealers, Inc.

                      Notes: The Series A Notes and any debt securities issued in exchange or substitution for the Series A Notes.

                      Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                      Piggyback Registration:  See Section 5.

                      Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of (a) the Series B Notes pursuant to a Registered Exchange Offer or (b) the Transfer Restricted Securities, pursuant to any other registrations, as the case may be, covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                      Registered Exchange Offer: The registration by the Company and the Guarantor under the Securities Act of all of the Series B Notes pursuant to a Registration Statement under which the Company offers each holder of Transfer Restricted Securities the opportunity to exchange all outstanding Transfer Restricted Securities held by such holder for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Securities held by such holder.





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                      Registrable Securities:  The Notes and the Guaranties;
     provided that a Note and the related Guaranty cease to be Registrable Securities when each is no longer a Transfer Restricted Security.

                      Registration Expenses:  See Section 8.

                      Registration Statement: Any registration statement of the Company or the Guarantor which covers any of the Series B Notes and related Guaranties or the Transfer Restricted Securities, as the case may be, pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

                      Reorganization: The Reorganization of the Company and the Guarantor as described in the Registration Statement on Form S-4 (File No. 33-61252) of Hanover Direct, Inc., a Delaware corporation.

                      Securities Act: The Securities Act of 1933, as amended from time to time.

                      SEC:  The Securities and Exchange Commission.

                      Series A Notes: The 9.25% Senior Subordinated Notes, Series A, being sold and issued pursuant to the Purchase Agreement and the Indenture in an aggregate principal amount of $20,000,000.

                      Series B Notes: The 9.25% Senior Subordinated Notes, Series B, to be issued and offered in exchange for the Series A Notes pursuant to a Registered Exchange Offer and the Indenture.

                      Shelf Registration:  See Section 3.

                      TIA:  The Trust Indenture Act of 1939.

                      Transfer Restricted Securities: The Series A Notes and the related Guaranties upon original issuance thereof, and at all times subsequent thereto, until, in the case of any such Series A Notes and Guaranties, the earlier of the following: (i) such Series A Notes and Guaranties have been effectively registered under Section 5 of the Securities Act and disposed of in accordance with the Registration Statement covering it or (ii) such Series A Notes and Guaranties have been distributed to the public pursuant to Rule 144 (or any similar provisions then in force) of the Securities Act.





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                      Trustee:  The Trustee under the Indenture.

                      underwritten registration or underwritten offering: A registration in which securities of the Company or the Guarantor are sold to an underwriter for reoffering to the public.

     2.       Securities Subject to this Agreement

                      (a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

                      (b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person is the beneficial owner of Registrable Securities. The Company is entitled to treat the record holder of Registrable Securities as beneficial owner of Registrable Securities unless otherwise notified by such holder.

     3.       Shelf Registration

                      (a) Timing of Filing, Effectiveness and Period of Usability. Subject to the provisions of Section 4 hereof, the Company and the Guarantor shall file on or before the date 180 days from the date of this Agreement, and thereafter shall use their best efforts to cause to be declared effective as soon as possible but in any event on or before the date 300 days from the date of this Agreement, a "shelf" Registration Statement (a "Shelf Registration") on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act for all the Registrable Securities, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof.

                      Except as provided in Section 7(k) of this Agreement and the last paragraph of Section 7, each of the Company and the Guarantor agrees to use its best efforts to keep the Registration Statement continuously effective and usable for resale of Registrable Securities for a period of 730 days from the date the Shelf Registration is declared effective by the SEC or such shorter period which will terminate when all the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement or when all Registrable Securities otherwise have been sold pursuant to Rule 144 or are freely tradable in essentially the same manner as contemplated in Section 4 below.





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                      (b)      Additional Interest for Illiquidity.

                      (1) In addition to the interest required to be paid pursuant to paragraph 1(a) of the Notes, if a Shelf Registration or a Registered Exchange Offer shall not have been declared effective by the SEC on or before the date 300 days from the date of this Agreement, then on that date and thereafter interest shall accrue with respect to the Notes that are Transfer Restricted Securities at the rate of one quarter of one percent (.25%) per annum, which interest shall be payable by the Company in cash directly to the holders thereof on each of the Interest Payment Dates set forth on the Notes after which any additional interest accrues pursuant to this subsection (1) of this Section 3(b), in the manner and subject to the same terms and conditions set forth in the Indenture, as nearly as may be as though the interest rate provided in paragraph 1(a) of the Notes had been increased by one quarter of one percent (.25%) per annum. Such additional interest shall cease to accrue on and after the date on which a Shelf Registration or a Registered Exchange Offer is declared effective by the SEC (the "Effectiveness Date"), and any such additional interest accrued on a Note but unpaid on such Effectiveness Date shall be due and payable on the Interest Payment Date next succeeding such date to the holder of record of such Note at the close of business on the date preceding such date.

                      (2) In addition to the interest required to be paid pursuant to subsection (1) of this Section 3(b) and pursuant to paragraph 1(a) of the Notes, if neither (i) a Shelf Registration shall have been declared effective pursuant to Section 3(a) hereof on or before the date 300 days from the date of this Agreement nor (ii) a Registered Exchange Offer shall have been Consummated pursuant to Section 4 hereof on or before the date 330 days from the date of this Agreement, then on the date 331 days from the date of this Agreement and thereafter interest shall accrue with respect to the Notes that are Transfer Restricted Securities at the rate of one quarter of one percent (.25%) per annum, which interest shall be payable by the Company in cash directly to the holders thereof on each of the Interest Payment Dates set forth on the Notes after which any additional interest accrues pursuant to this subsection (2) of this Section 3(b), in the manner and subject to the same terms and conditions set forth in the Indenture, as nearly as may be as though the interest rate provided in paragraph 1(a) of the Notes had been increased by one quarter of one percent (.25%) per annum. The rate of additional interest shall continue to increase by an additional one quarter of one





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              percent (.25%) per annum, on a cumulative basis, on each
              subsequent Interest Payment Date until a Shelf Registration has been declared effective or a Registered Exchange Offer has been Consummated. Such additional interest shall cease to accrue on and after the earlier of (i) the Effectiveness Date of a Shelf Registration or (ii) the date a Registered Exchange Offer is Consummated (the "Consummation Date"), and any such additional interest accrued on a Note but unpaid on such Effectiveness Date or Consummation Date, as the case may be, shall be due and payable on the Interest Payment Date next succeeding such date to the holder of record of such Note at the close of business on the date preceding such date.

                      (3) The Guarantor hereby agrees to guarantee unconditionally the payment by the Company of any additional interest pursuant to this Section 3(b), upon the same terms and conditions as set forth in the Guaranty as nearly as may be as though the interest rate provided in paragraph 1(a) of the Notes had been increased accordingly.

                      (c) Selection of Underwriters. If at any time or from time to time any of the holders of the Registrable Securities covered by the Registration Statement desire to sell Registrable Securities in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a majority in aggregate principal amount of the Registrable Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

     4.       Registered Exchange Offer

                      The Company and the Guarantor may, at their option, Consummate a Registered Exchange Offer. If the Company or the Guarantor elect to consummate a Registered Exchange Offer and file on or before the date 180 days from the date of this Agreement a Registration Statement for such purpose, the obligations of the Company and the Guarantor to file a "shelf" Registration Statement pursuant to Section 3(a) shall be suspended until the date 330 days from the date of this Agreement; provided, however, that payment of additional interest for illiquidity pursuant to
     Section 3 shall apply without regard to this sentence. Upon Consummation, such Registered Exchange Offer shall satisfy and be in lieu of any and all obligations of each of the Company and the Guarantor set forth in Section 3 above if (i) the securities received by such holders of Registrable Securities in the Registered Exchange Offer are, upon receipt, tradable by each such holder (other than a holder which is an affiliate of the Company or the Guarantor at any time on or





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     prior to the Consummation Date) without restriction under the Securities
     Act and the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the States and (ii) none of the holders of Registrable Securities abstains from participation in a Registered Exchange Offer based on a written opinion of counsel, the basis and reasoning of which shall be set forth in the opinion and a copy of which opinion shall be sent to the Company, that either (a) such participation is not legally permitted or (b) a court decision or administrative action may reasonably be expected to have a material adverse effect on such holder in the event that such holder participates in a Registered Exchange Offer. The Company shall give written notice that a Registration Statement filed in connection with a Registered Exchange Offer is effective to each holder of Registrable Securities promptly after receiving notice of effectiveness from the SEC. The Registered Exchange Offer shall be on the appropriate form permitting registration of the Series B Notes to be offered in exchange for the Transfer Restricted Securities. Upon the making of any such Registered Exchange Offer in accordance with this Section 4, the Company and the Guarantor may omit to comply with such of the procedures set forth in
     Section 7 hereof as may be appropriate under the circumstances without materially and adversely affecting the interest of the holders of Registrable Securities under this Agreement, taken as a whole, but the other provisions of this Agreement shall continue to apply as set forth in such provisions. Notwithstanding the foregoing, the Company and the Guarantor agree to use their best efforts to Consummate a Registered Exchange Offer as soon as practicable after receipt of a written request of Sun Life Insurance Company of America to proceed with the Registered Exchange Offer on behalf of the holders of Registrable Securities eligible to participate while concurrently maintaining a Shelf Registration pursuant to Section 3 hereof for holders of Registrable Securities not eligible to participate pursuant to the terms of this Section 4.

     5.       Piggyback Registration

                      (a) Right to Include Registrable Securities. If at any time the Company or the Guarantor proposes to register any of its debt or equity securities (other than a registration effected solely to implement an employee benefit plan, a transaction to which Rule 145 promulgated under the Securities Act is applicable or a transaction eligible to be registered on Form S-4 or any successor form) under the Securities Act, whether or not for its own account, and there are Transfer Restricted Securities outstanding which, at such time, cannot be sold under the Shelf Registration or Rule 144(k) (or any similar provision then in force), then the Company or the Guarantor, as the case may be, shall give written notice of such proposed filings to the holders





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     of Transfer Restricted Securities at least 20 days before the anticipated filing date. Such notice shall offer each such holder the opportunity to register such amount of Transfer Restricted Securities as each such holder may request (a "Piggyback Registration"). Subject to the provisions of
     Section 5(b) below, the Company or the Guarantor, as may be the case, shall include in each such Piggyback Registration all Transfer Restricted Securities with respect to which the Company or the Guarantors, as may be the case, have received written requests for inclusion therein within 15 business days after notice has been duly given to the applicable holder. The holder of Transfer Restricted Securities shall be permitted to withdraw all or any part of the Transfer Restricted Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

                      (b) Priority on Piggyback Registration. Each of the Company and the Guarantor shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit holders of Transfer Restricted Securities requested to be included in the registration for such offering to include all such Transfer Restricted Securities in such offering on the same terms and conditions as any other securities included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver(s) a written opinion to the holders of Transfer Restricted Securities to the effect that in its reasonable judgment, the total amount or nature of securities which such holders, the Company, the Guarantor, and any other persons or entities having registration rights intend to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of Transfer Restricted Securities to be offered for the account of holders of Transfer Restricted Securities shall be reduced pro rata among such holders on the basis of the dollar amount of Transfer Restricted Securities requested to be included therein by each such holder, to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company or the Guarantor by nature of their also having "piggyback" registration rights, such reduction, to the extent permitted by the terms of such registration rights, shall be made on a pro rata basis with such other securities.

                      (c) Registration of Securities Other than Transfer Restricted Securities. Except for registration rights that may be granted with respect to equity securities that may be resold pursuant to the Guarantor's registration statement on Form S-3 (No. 33-66394), which was declared effective by the SEC on





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     August 3, 1993, without the written consent of the holders of a majority in aggregate principal amount of the then outstanding Transfer Restricted Securities, the Company and the Guarantor shall not, after the date hereof, grant to any Person the right to request the Company or the Guarantor to register any securities of any of them under the Securities Act if the terms thereof would adversely affect the registration rights granted to the holders of Transfer Restricted Securities pursuant to this Agreement.

     6.       Hold-Back Agreements

                      (a) Restrictions on Public Sale by Holder of Registrable Securities. Each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 3 or 5 hereof agrees, if requested by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of securities of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the 10-day period prior to, and during the 90-day period beginning on, the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriters.

                      The foregoing provisions shall not apply to any holder of Registrable Securities if such holder is prevented by applicable statute or regulation from entering into any such agreement; provided that any such holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of the applicable class of Registrable Securities commencing on the date of sale of such applicable class of Registrable Securities pursuant to the underwritten offering unless it has provided 45 days' prior written notice of such sale or distribution to the underwriter or underwriters.

                      (b)      Restrictions on Public Sale by the Company and
                               Others.

                      Each of the Company and the Guarantor agrees:

                      (1) not to effect any public or private sale or distribution of its debt securities, including a sale pursuant to Regulation D under the Securities Act, during the 10-day period prior to, and during the 90-day period beginning on, the closing date of each underwritten offering made pursuant to a Registration Statement filed under





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              Section 3, to the extent timely requested in writing by the managing underwriters (except as part of such underwritten registration or pursuant to registrations on Form S-4 or any successor form to such Form), and

                      (2) to cause each holder of privately placed debt securities issued by the Company or the Guarantor at any time on or after the date of this Agreement to agree on or before the date such securities are issued not to effect any public sale or distribution of any such securities, including a sale pursuant to Rule 144 under the Securities Act, during such period to the extent timely requested in writing by the managing underwriters of an underwritten offering made pursuant to a Registration Statement filed under Section 3 (except as part of such underwritten registration, if permitted).

     7.       Registration Procedures

                      In connection with the Company's and the Guarantor's obligations to file Registration Statements pursuant to Sections 3, 4, and 5 hereof, the Company and the Guarantor will use their respective best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company and the Guarantor will as expeditiously as possible:

                      (a) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, a copy of all such documents proposed to be filed, which documents will be subject to the review of such holders and underwriters, and neither the Company nor the Guarantor will file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall promptly and reasonably object;

                      (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by any holder of Registrable Securities or any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company and the Guarantor or by the Securities Act or rules and regulations thereunder for shelf registration or otherwise necessary to keep the Registration Statement effective for the





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     applicable period and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                      (c) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing,

                      (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

                      (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

                      (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

                      (4) if at any time, to the best knowledge of the Company or the Guarantor, the representations and warranties of the Company or the Guarantor contemplated by paragraph (o) below cease to be true and correct in any material respect,

                      (5) of the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

                      (6) of the existence of any fact known to the Company or the Guarantor which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                      (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;





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                      (e)      if requested by the managing underwriter or
     underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority in aggregate principal amount of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                      (f) furnish, without charge, to (i) counsel to the selling holders of Registrable Securities and each managing underwriter, at least one signed copy of the Registration Statement and (ii) each selling holder of Registrable Securities, at least one conformed copy of the Registration Statement, and, with respect to copies furnished pursuant to both clauses (i) and (ii) hereof, any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                      (g) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company and the Guarantor consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                      (h) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable





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     Securities covered by the Registration Statement; provided that neither the Company nor the Guarantor will be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                      (i) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                      (j) use their best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                      (k) if any fact contemplated by paragraph (c)(6) above shall exist, prepare a supplement or post- effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; provided, however, that nothing in this Agreement shall require the Company or the Guarantor to disclose non-public information that, in the exercise of reasonable judgment, the Company deems advisable not to disclose, in which case the time periods referred to in Section 3(a) shall be extended as provided in the last paragraph of this Section 7;

                      (l) use their best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company or the Guarantor are then listed, if requested by the holders of a majority in aggregate principal amount of such Registrable Securities or the managing underwriters, if any;

                      (m) use their best efforts to cause the Registrable Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the holders of a majority in aggregate principal amount of such Registrable Securities or the managing underwriters;

                      (n) obtain a CUSIP number for all Registrable Securities, not later than the Effectiveness Date;

                      (o) enter into agreements (including customary underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                      (1) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings of similar securities;

                      (2) obtain opinions of counsel to the Company and the Guarantor and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Securities being sold) addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwriting offerings and such other matters as may be reasonably requested by such holders and underwriters;

                      (3) obtain "cold comfort" letters and updates thereof from the Company's and the Guarantor's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings;

                      (4) if an underwriting agreement is entered into, cause the same to set forth in full the indemnification provisions and procedures of Section 9 hereof with respect to all parties to be indemnified pursuant to said Section; and

                      (5) deliver such documents and certificates as may be reasonably requested by the holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with clause (k) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or the Guarantor.

     The above shall be done at (i) the effectiveness of such Registration Statement, (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder and (iii) from time to time as may be requested by any selling holder in connection with the disposition of Registrable Securities pursuant to such Registration Statement (except that, if the offering is not an underwritten offering, the Company's obligation to furnish the representations and warranties, opinions, "cold comfort" letters and other documents and certificates required under clauses (1), (2), (3) and (5) of this paragraph (o), other than at the effectiveness of a Registration Statement or the closing of any such transaction, shall be conditioned on the receipt by the Company of an opinion of counsel to the selling holders of Registrable Securities requesting the same to the effect that the same would assist such holders in establishing a "due diligence" defense should such holders be deemed to be statutory underwriters with respect to such offering);

                      (p) make available for inspection during normal business hours by a representative of the holders of a majority in principal amount of the Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and the Guarantor, and cause the Company's and the Guarantor's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the Registration Statement; provided that all such records, information or documents shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order or is generally available to the public other than as a result of disclosure in violation of this paragraph (p);

                      (q) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to their security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act (in accordance with Rule 158 thereunder or otherwise), no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (1) commencing at the beginning of the fiscal quarter following that in which Registrable Securities are sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, (2) beginning with the first month of the Company's or the Guarantor's, as the case may be, first fiscal quarter commencing after the Effectiveness Date, which statements shall cover said 12-month periods;

                      (r) use its best efforts to cause the Indenture to be qualified under the TIA, provide an indenture trustee for the Registrable Securities not later than the Effectiveness Date and, in connection therewith, cooperate with the trustee under the Indenture and the holders of the Notes to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use their best efforts to cause the trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                      (s) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

                      (t) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide draft copies of such document to counsel to the selling holders of Registrable Securities and to the managing underwriters, if any, make the Company's and the Guarantor's representatives available for discussion of such document.

                      Each selling holder of Registrable Securities as to which any registration is being effected agrees, as a condition to the registration obligations with respect to such holder provided herein, to furnish to the Company and the Guarantor such information regarding the distribution of such securities as the Company or the Guarantor may from time to time reasonably request in writing.

                      Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(k) hereof, such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(k) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in Section 3(a) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 7(k) hereof or is advised in writing by the Company that the use of the Prospectus may be resumed.

                      In connection with the Registered Exchange Offer (if to be made pursuant to Section 4 hereof):

                      (a) As a condition to its participation in the Registered Exchange Offer pursuant to the terms of this Agreement, each holder of Transfer Restricted Securities shall be required to furnish, upon the request of the Company or the Guarantor, as applicable, prior to the Consummation thereof a written representation to the Company or the Guarantor, as applicable, that it is not engaged in, and does not intend to engage in, a distribution of the Series B Notes to be received in the Registered Exchange Offer and that it is acquiring the Series B Notes in its ordinary course of business.

                      (b) Prior to effectiveness of the Registration Statement relating to the Registered Exchange Offer, the Company or the Guarantor, as applicable, shall provide a supplemental letter to the SEC
     (i) stating that the Company or the Guarantor, as applicable, is registering the Registered Exchange Offer in reliance on the position of the SEC enunciated in Exxon Capital Holdings Corporation (available April 13, 1988) and Morgan Stanley and Co. Inc. (available June 5, 1991) no-action letters and (ii) including a representation that the Company or the Guarantor, as applicable, has not entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Registered Exchange Offer and that, to the best of the Company's or the Guarantor's, as applicable, information and belief, each holder participating in the Registered Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Registered Exchange Offer.

                      (c) The Company and the Guarantor shall cause the Indenture to be qualified under the TIA not later than the effective date of the Registration Statement relating to the Registered Exchange Offer; and, in connection therewith, will cooperate with the Trustee and the holders of the Class A Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and will execute, and make its reasonable best efforts to cause such Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable such Indenture to be so qualified in a timely manner.

     8.       Registration Expenses

                      (a) All expenses incident to the Company's and the Guarantor's performance of or compliance with this Agreement, including without limitation:

                      (1) all registration and filing fees (including with respect to filings required to be made with the NASD);

                      (2) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority in principal amount of the Registrable Securities being sold may reasonably designate);

                      (3) printing, messenger, telephone and delivery expenses;

                      (4) fees and disbursements of counsel for the Company, the Guarantor and for the sellers of the Registrable Securities (subject to the provisions of Section 8(b) hereof);

                      (5) fees and disbursements of all independent certified public accountants of the Company and the Guarantor (including the expenses of any special audit necessary to satisfy the requirements of the Securities Act and any "cold comfort" letters required by or incident to such performance);

                      (6) fees and disbursements of underwriters customarily required to be paid by the issuer or selling security holders in underwritten public offerings of debt securities managed by a major bracket underwriter (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or legal expenses of such underwriter or any other Person other than the Company, the Guarantor or the selling holders);

                      (7) securities act liability insurance if the Company or the Guarantor so desire;

                      (8) fees and expenses of other Persons retained by the Company or the Guarantor; and

                      (9) NASD filing fees and expenses associated with any NASD filing required to be made in connection with the Registration Statement, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD

     (all such expenses being herein called "Registration Expenses") will be borne by the Company and the Guarantor regardless of whether the Registration Statement becomes effective.

                      Each of the Company and the Guarantor will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company or the Guarantor are then listed, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantor.

                      (b) In connection with each Registration Statement required hereunder, the Company and the Guarantor will reimburse the holders of Registrable Securities being registered pursuant to such Registration Statement for the reasonable fees and disbursements of not more than one counsel chosen by the holders of a majority in principal amount of such Registrable Securities.

     9.       Indemnification

                      (a) Indemnification by the Company and the Guarantor. The Company and the Guarantor agree, jointly and severally, to indemnify and hold harmless each holder of Registrable Securities, its officers, directors, employees and Agents and each Person who controls such holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company or the Guarantor by such holder expressly for use therein; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expense arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company or the Guarantor by such holder expressly for use therein; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus would have completely corrected such untrue statement or omission; and provided further, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company or the Guarantor with copies of the Prospectus as so amended or supplemented, such holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such holder. This indemnity will be in addition to any liability which the Company and the Guarantor may otherwise have. The Company and the Guarantor will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors and employees and each

     Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                      If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company or the Guarantor, such Indemnified Holder shall promptly notify the Company and the Guarantor in writing, and the Company and the Guarantor shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Holder unless (a) the Company or the Guarantor have agreed to pay such fees and expenses or (b) the Company and the Guarantor shall have failed to assume the defense of such action or proceeding and have failed to employ counsel reasonably satisfactory to such Indemnified Holder in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include such Indemnified Holder and the Company or the Guarantor, and such Indemnified Holder shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Holder which are different from or additional to those available to the Company or the Guarantor (in which case, if such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company and the Guarantor, neither the Company nor the Guarantor shall have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that the Company and the Guarantor shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holders). Neither the Company nor the Guarantor shall be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company and the Guarantor agree to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

                      (b) Indemnification by Holder of Registrable Securities. Each holder of Registrable Securities agrees to indemnify and hold harmless the Company and the Guarantor, their respective directors and officers and each Person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or
     Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to such holder, but only with respect to information relating to such holder furnished in writing by such holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or the Guarantor or their respective directors or officers or any such controlling person, in respect of which indemnity may be sought against a holder of Registrable Securities, such holder shall have the rights and duties given the Company and the Guarantor, and the Company or the Guarantor or their respective directors or officers or such controlling person shall have the rights and duties given to each holder by the preceding paragraph. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.
     The Company and the Guarantor shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Resignation Statement.

                      (c) Contribution. If the indemnification provided for in this Section 9 is unavailable to an indemnified party under Section 9(a) or Section 9(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company and the Guarantor on the one hand and of the Indemnified Holder (including that of its officers, directors, employees and Agents) on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantor on the one hand and of the Indemnified Holder (including that of its officers, directors, employees and Agents) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omissions or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor, on the one hand, or by or on behalf of the Indemnified Holder, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 9(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                      The Company, the Guarantor and each holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 9(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9(c), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes sold by such Indemnified Holder or its affiliated Indemnified Holders and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnified Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     10.      Rule 144 and Rule 144A

                      The Company and the Guarantor covenant that they each will file the reports required to be filed by them under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company or the Guarantor are not required to file such reports, either the Company or the Guarantor, as the case may be, will, upon the request of any holder of Registrable Securities made after the date hereof, (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act and (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act), and the Company or the Guarantor, as the case may be, will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell

     Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities or the Trustee, the Company or the Guarantor, as the case may be, will deliver to such holder or the Trustee, as the case may be, a written statement as to whether it has complied with such information and requirements.

     11.      Participation in Underwritten Registrations

                      No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     12.      Miscellaneous

                      (a) Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein, in the Indenture, in the Purchase Agreement and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Guarantor agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

                      (b) No Inconsistent Agreements. None of the Company or the Guarantor will on or after the date of this Agreement enter into any agreement with respect to their securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. Except as listed on Schedule 12 hereof, none of the Company or the Guarantor has previously entered into any agreement with respect to its securities granting any registration rights to any Person.

                      (c) Adjustments Affecting Registrable Securities. None of the Company or the Guarantor will take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable

     Securities in a registration undertaken pursuant to this Agreement.

                      (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least 66-2/3% of the principal amount of the outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by the holders of 66-2/3% of the principal amount of the Registrable Securities being sold.

                      (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

                      (1) if to a holder of Registrable Securities, at the most current address given by such holder to the Company in accordance with the provisions of this Section 12(e), which address initially is, with respect to the Purchaser, the address set forth on the first page of the Purchase Agreement, with a copy to Milbank, Tweed, Hadley & McCloy, 601 S. Figueroa Street, Suite 3000, Los Angeles, California 90017, Attention: Eric H. Schunk, Esq.; and

                      (2) if to the Company or the Guarantor initially at their respective addresses set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 12(e), with a copy to Breed, Abbot & Morgan, Citicorp Center, 153 East 53rd Street, New York, New York 10022, Attention: Monte E. Wetzler, Esq.

                      All such notices and communications shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                      Copies of such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the trustee under the Indenture at the addresses specified in the Indenture.

                      (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities; provided, however, that after the Closing under the Purchase Agreement this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a holder of Notes unless and to the extent such successor or assign acquired Registrable Securities from such holder.

                      (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                      (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                      (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                      (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                      (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company and the Guarantor with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                            [signature pages follow]

                      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


              The Company:                      THE HANOVER COMPANIES



                                                By: /s/
                                                   ------------------------
                                                Name: /s/
                                                      ---------------------
                                                Title: /s/
                                                       --------------------

              The Guarantor:                    THE HORN & HARDART COMPANY



                                                By: /s/
                                                   ------------------------
                                                Name: /s/
                                                      ---------------------
                                                Title: /s/
                                                       --------------------


              Purchaser:                        SUN LIFE INSURANCE COMPANY OF
                                                           AMERICA



                                                By:
                                                    --------------------------
                                                Name:
                                                      ------------------------
                                                Title:
                                                       -----------------------